Allegion Finalizes Sale of Bocom Wincent

DUBLIN (Nov. 13, 2015) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, has, through two of its subsidiaries, finalized the sale of Bocom Wincent Technologies Co., Ltd. (Bocom Wincent) to an affiliate of American Industrial Acquisition Corporation.

Allegion announced its intent to sell the majority stake of Bocom Wincent in September. For more information, see the original press release.

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About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.

For more, visit www.allegion.com.

Media Contact:
Maria Pia Tamburri - Director, Public Affairs
317-810-3399
Maria.Tamburri@allegion.com

Analysts Contact:
Tom Martineau, Director, Investor Relations
317-810-3759
Tom.Martineau@allegion.com

Source: Allegion plc